Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation  by reference in Registration  Statement Nos.  33-55285,  33-57801, 333-21867, 333-24955, 333-26621, and 333-160674 on Form S-3, and Registration Statement Nos. 33-57375, 333-00709, 333-01183, 333-38299,
333-41903, 333-41476, 333-41478, 333-48482, 333-74216, 333-151884, and 333-151887 on Form S-8 of our report dated February 23, 2009, except for Note 1, as to which the date is May 12, 2009, and Note 4, as to which the date is August 3, 2009, relating to the consolidated financial statements and financial statement schedule of Tenet Healthcare Corporation and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109,” effective January 1, 2007, and the Company’s retrospective adjustment for the adoption of Financial Accounting Standards Board Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”), and our report dated February 23, 2009, relating to the effectiveness of Tenet Healthcare Corporation’s internal control over financial reporting, appearing in this Current Report on Form 8-K of Tenet Healthcare Corporation dated August 4, 2009.

/s/ DELOITTE & TOUCHE LLP

Dallas, TX

August 3, 2009